Exhibit 99.2
*Printable version (PDF) available here.
Table of Contents

Maguire Properties, Inc. Fourth Quarter 2004

This supplemental package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory and tax law changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

2

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

CORPORATE DATA

3

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

COMPANY BACKGROUND

Maguire Properties, Inc. (the "Company"), a self-administered and self-managed real estate investment trust, is one of the largest owners, managers and developers of first-class office properties in the Los Angeles metropolitan area, with a significant presence in five submarkets: the Los Angeles Central Business District, Tri-Cities (Pasadena, Burbank and Glendale), Santa Monica, Cerritos and Orange County. The Company’s predecessor was founded in 1965 by Robert F. Maguire III and developed over 30 million square feet of office properties nationally.

On January 23, 2004, we completed the offering of 10 million shares of 7.625% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) for total gross proceeds of $250 million, including the exercise of the underwriters’ over-allotment option.

On April 14, 2004, we completed the acquisition of the Park Place office campus in Orange County, California from an affiliate of Blackstone Real Estate Advisors. The purchase price was approximately $260 million including the assumption of existing mortgage and mezzanine financing of approximately $164 million. The remainder was funded through proceeds of the 7.625% Series A Cumulative Redeemable Preferred Stock offering.

On July 23, 2004, we completed the acquisition of Park Place II in Orange County, California. The purchase price was approximately $215 million, which was funded through a $140 million bridge loan. The remainder was funded through proceeds of the 7.625% Series A Cumulative Redeemable Preferred Stock offering.

On November 1, 2004, we completed a $210 million, seven-year mortgage refinancing for KPMG Tower bearing interest at a fixed rate of 5.14%.

On November 9, 2004, we completed a $170 million, 10-year mortgage refinancing for Park Place I bearing interest at a fixed rate of 5.64%.

On November 22, 2004, we completed the acquisition of Washington Mutual Irvine Campus, a 16-acre office campus located in Irvine, California. The purchase price was approximately $151.2 million, which was funded through a $106 million seven-year mortgage loan at a fixed interest rate of 5.07%. The remainder was funded with a seller financed note payable at 2.82%, per annum, collateralized with a letter of credit fully secured by a cash deposit.

On December 16, 2004, we completed the acquisition of Lantana Media Campus, a 12-acre campus located in Santa Monica, California. The purchase price was approximately $136.8 million, which was funded through $18.8 million cash on hand and a $98 million five-year mortgage loan at a fixed interest rate of 4.94%. The remainder was funded with $20 million from our $100 million line of credit.

On January 13, 2005, we entered into terms for a new $100 million, seven-year mortgage financing for Park Place II bearing interest at a fixed rate of 4.99%. This loan is expected to close at the end of the first quarter of 2005. The proceeds will be used to repay a portion of the $140 million Park Place II bridge loan.

On January 27, 2005, we entered into an agreement to acquire ten properties and three land parcels, located in California, Arizona, Colorado, and Texas, from CommonWealth Properties for a purchase price of approximately $1.51 billion. The purchase price will be initially funded with bridge loans. The properties total approximately 5.0 million rentable square feet with additional development parcels that we believe can support approximately 1.5 million square feet of office space.

Upon completion of the CommonWealth acquisition, the Company will own approximately 24.9 million square feet, consisting of 23 office properties with approximately 14.8 million net rentable square feet, one 350-room hotel with 266,000 square feet and total on and off-site structured parking of approximately 9.8 million square feet, plus surface parking, which in total accommodates over 31,000 vehicles. The Company will also own undeveloped land that it believes can support up to 5.0 million square feet of office, retail and residential uses.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC). Additional information about us and our properties is also available at our website www.maguireproperties.com.

4

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

INVESTOR INFORMATION
333 South Grand Avenue
Suite 400
Los Angeles, CA 90071
(213) 626-3300
(213) 687-4758 (fax)

- SENIOR MANAGEMENT -

Robert F. Maguire III	Chairman of the Board and Co-Chief Executive Officer	William H. Flaherty	Senior Vice President, Leasing and Marketing
Richard I. Gilchrist	President and Co-Chief Executive Officer	Robert P. Goodwin	Senior Vice President, Construction and Development
Dallas E. Lucas	Executive Vice President and Chief Financial Officer	Timothy B. Carey	Senior Vice President, Development
Mark T. Lammas	Senior Vice President, General Counsel	Daniel F. Gifford	Senior Vice President, Asset Management
Javier F. Bitar	Senior Vice President, Finance	Peggy M. Moretti	Senior Vice President, Investor and Public Relations
- CORPORATE -
Investor Relations Contact: Peggy M. Moretti (213) 626-3300
Please visit our corporate website at: www.maguireproperties.com

EQUITY RESEARCH COVERAGE

A.G. Edwards & Sons	David AuBuchon	(314) 955-5452
Banc of America Securities	Ross Nussbaum	(212) 847-5677
Deutsche Bank Alex. Brown	John Perry	(212) 250-5182
Green Street Advisors	Jim Sullivan	(949) 640-8780
Legg Mason	David Fick	(410) 454-5018
Lehman Brothers	David Shulman	(212) 526-3413
Raymond James & Associates	Paul Puryear	(727) 567-3800
RBC Capital Markets	Jay Leupp	(415) 633-8588
Salomon Smith Barney	Jonathan Litt	(212) 816-0231
UBS Warburg	Keith Mills	(212) 713-3098
Wachovia Securities	Christopher Haley	(443) 263-6773
Wells Fargo Securities	Christopher Hartung	(415) 675-2759

TRANSFER AGENT

Continental Stock Transfer and Trust Company 17 Battery Place 8th Floor New York, NY 10004 (212) 845-3215

TIMING

Quarterly results for 2005 will be announced according to the following anticipated schedule:
First Quarter	Early May
Second Quarter	Early August
Third Quarter	Early November
Fourth Quarter	Early February 2006

5

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

COMMON STOCK DATA (NYSE: MPG)
Maguire Properties' common stock is traded primarily on the New York Stock Exchange under the symbol: MPG. MPG's common stock had the following characteristics during 2004 (based on New York Stock Exchange prices):

	4th Quarter 2004	3rd Quarter 2004	2nd Quarter 2004	1st Quarter 2004

High Price	$27.96	$25.65	$26.51	$25.60
Low Price	$23.35	$22.41	$20.95	$22.55
Closing Price	$27.46	$24.31	$24.77	$25.60
Dividends per share - Annualized	$1.60	$1.60	$1.60	$1.60
Closing Dividend Yield - Annualized	5.83%	6.58%	6.46%	6.25%
Closing Common Shares and Limited Partnership Units Outstanding (thousands)	53,787	53,787	53,787	53,645
Closing Market Value of Common Shares and Limited Partnership Units Outstanding (thousands)	$1,476,978	$1,307,550	$1,332,292	$1,373,315

DIVIDENDS PER SHARE

	4th Quarter 2004	3rd Quarter 2004	2nd Quarter 2004	1st Quarter 2004

Common Stock
Amount	$0.4000	$0.4000	$0.4000	$0.4000
Declared	December 20, 2004	September 23, 2004	June 23, 2004	March 15, 2004
Record	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004
Paid	January 28, 2005	October 29, 2004	July 30, 2004	April 30, 2004

Preferred Stock
Amount	$0.4766	$0.4766	$0.4766	$0.51892	(1)
Declared	December 20, 2004	September 23, 2004	June 23, 2004	March 15, 2004
Record	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004
Paid	January 28, 2005	October 29, 2004	July 30, 2004	April 30, 2004

(1)	Includes $0.04236 per preferred share covering the period from the completion of our preferred stock offering on January 23, 2004 through January 31, 2004.

6

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

CONSOLIDATED FINANCIAL RESULTS

7

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

FINANCIAL HIGHLIGHTS
(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31, 2004	Three Months Ended September 30, 2004	Three Months Ended June 30, 2004	Three Months Ended March 31, 2004

Income Items:
Revenue (1)	$88,334	$84,130	$81,159	$73,091
Straight line rent	$3,391	$3,240	$2,575	$1,399
Fair value lease revenue (2)	$679	$633	$585	$598
Lease termination fees	$147	$-	$-	$274
Office property operating margin (3)	66.1%	64.9%	66.4%	65.8%
Net income allocable to common shareholders	$1,624	$3,696	$4,320	$5,928

Funds from operations (FFO) available
to common shareholders (4)	$22,214	$21,707	$21,000	$19,435
FFO per common share - basic (4)	$0.52	$0.51	$0.50	$0.46
FFO per common share - diluted (4)	$0.52	$0.51	$0.49	$0.46
Net income per common share - basic and diluted	$0.04	$0.09	$0.10	$0.14
Dividends declared per common share	$0.40	$0.40	$0.40	$0.40
Dividends declared per preferred share (5)	$0.48	$0.48	$0.48	$0.52

Ratios:
Interest coverage ratio (6)	2.75	3.06	3.22	3.20
Fixed-charge coverage ratio (7)	2.16	2.32	2.39	2.47
FFO payout ratio (8)	76.9%	78.4%	81.6%	87.1%
AFFO payout ratio (9)	128.5%	114.5%	126.9%	98.7%

Capitalization:
Total consolidated debt	$1,805,450	$1,515,250	$1,375,250	$1,211,250
Preferred stock @ quarter end	$250,000	$250,000	$250,000	$250,000
Common stock price @ quarter end	$27.46	$24.31	$24.77	$25.60
Common equity value @ quarter end (10)	$1,476,978	$1,307,550	$1,332,292	$1,373,315
Total market capitalization	$3,532,428	$3,072,800	$2,957,542	$2,834,565
Debt / total market capitalization	51.1%	49.3%	46.5%	42.7%
Debt plus preferred stock / total market capitalization	58.2%	57.4%	55.0%	51.6%

(1)	Includes gross revenue from hotel operations of $5,879, $4,156, $5,285, and $5,199 for the three months ended December 31, 2004, September 30, 2004, June 30, 2004 and March 31, 2004, respectively.
(2)	Represents the net adjustment for above and below market leases which are being amortized over the remaining term of the respective leases from the date of acquisition.
(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance expense, real estate taxes and parking expenses) / rental, tenant reimbursement and parking revenues.

(4)	For a definition and discussion of FFO, see page 35. For a quantitative reconciliation of the differences between FFO and net income, see page 11.
(5)
Preferred dividend declared for three months ended January 31, 2005, October 31, 2004, July 31, 2004 and for the prorated period from and including the preferred stock offering closing date of January 23, 2004, to and including April 30, 2004.

(6)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $51,156, $48,310, $46,555, and $42,251, respectively divided by cash interest expense of $18,608, $15,801, $14,441, and $13,221, respectively, For a definition of cash interest expense, see page 15. For a discussion of EBITDA, see page 36. For a quantitative reconciliation of the differences between EBITDA and net income, see page 13.

(7)	Calculated as EBITDA of $51,156, $48,310, $46,555, and $42,251, respectively divided by fixed charges of $23,666, $20,852, $19,486, and $17,095. For a definition of fixed charges,see page 15.
(8)	Calculated as dividend declared per common share divided by FFO per common share - diluted.
(9)
Calculated as common stock dividends and distributions declared of $21,515, $21,515, $21,515, and $21,458, respectively, divided by AFFO of $16,748, $18,798, $16,957, and $21,735, respectively. For a definition and discussion of AFFO, see page 35. For a quantitative reconciliation of the differences between AFFO and FFO, see page 12.

(10)	Assuming 100% conversion of the limited partnership units in the operating partnership into shares of our common stock.

8

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004
		(unaudited)	(unaudited)	(unaudited)

Assets
Investments in real estate	$2,419,743	$2,158,951	$1,926,236	$1,687,247
Less: accumulated depreciation and amortization	(199,078)	(179,223)	(161,594)	(144,882)
Net Investments in real estate	2,220,665	1,979,728	1,764,642	1,542,365
Cash and cash equivalents including restricted cash	135,618	145,477	196,529	309,442
Rents, deferred rents and other receivables	36,685	34,766	28,451	26,730
Deferred charges, net	168,354	132,304	140,757	93,686
Other assets	42,572	48,634	62,917	54,273
Total assets	$2,603,894	$2,340,909	$2,193,296	$2,026,496

Liabilities, minority interests and stockholders' equity
Loans payable	$1,805,450	$1,515,250	$1,375,250	$1,211,250
Dividends and distributions payable	24,692	24,692	24,692	25,059
Accounts payable, accrued interest payable and other liabilities	82,738	88,361	71,075	61,900
Acquired lease obligations	81,449	83,109	75,792	73,415
Total liabilities	1,994,329	1,711,412	1,546,809	1,371,624

Minority interests	72,198	77,227	82,969	84,917

Stockholders' equity
Common and preferred stock and additional paid in capital	653,632	652,513	650,296	647,282
Accumulated deficit and dividends	(119,033)	(103,356)	(89,808)	(77,014)
Unearned and accrued stock compensation, net	(5,184)	(5,573)	(5,936)	(3,294)
Accumulated other comprehensive income, net	7,952	8,686	8,966	2,981
Total stockholders' equity	537,367	552,270	563,518	569,955
Total liabilities, minority interests and stockholders' equity	$2,603,894	$2,340,909	$2,193,296	$2,026,496

9

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except for per share amounts )
(unaudited)

	Three Months Ended
	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004

Revenue:
Rental	$51,888	$49,734	$47,285	$38,841
Tenant reimbursements	20,254	20,757	18,793	19,860
Hotel operations	5,879	4,156	5,285	5,199
Parking	9,047	8,783	8,324	7,643
Management, leasing and development services to affiliates	357	268	956	697
Other	909	432	516	851
Total revenue	88,334	84,130	81,159	73,091

Expenses:
Rental property operating and maintenance	17,972	18,766	17,212	15,295
Hotel operating and maintenance	3,893	3,319	3,574	3,711
Real estate taxes	6,917	6,661	5,532	5,320
Parking expenses	2,603	2,387	2,224	2,079
General and administrative and other	5,002	4,687	6,062	4,436
Depreciation and amortization	25,734	22,728	21,043	17,082
Interest	18,633	16,180	15,312	14,110
Loss from early extinguishment of debt	791	-	-	-
Total expenses	81,545	74,728	70,959	62,033

Net income before minority interests	6,789	9,402	10,200	11,058
Minority interests	(399)	(940)	(1,114)	(1,529)
Net income	6,390	8,462	9,086	9,529

Preferred stock dividends	(4,766)	(4,766)	(4,766)	(3,601)

Net income allocable to common shareholders	$1,624	$3,696	$4,320	$5,928

Net income per common share - basic and diluted	$0.04	$0.09	$0.10	$0.14

Weighted-average shares outstanding - basic	42,828,004	42,514,303	42,334,249	42,329,921
Weighted-average shares outstanding - diluted	43,069,428	42,688,838	42,487,711	42,578,570
Weighted-average fully diluted shares and units	53,669,201	53,602,312	53,487,109	53,577,968

(1)	Certain prior period amounts have been reclassified to conform to the current period presentation.

10

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

FUNDS FROM OPERATIONS (1)
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended December 31, 2004	Three Months Ended September 30, 2004	Three Months Ended June 30, 2004	Three Months Ended March 31, 2004

Reconciliation of net income to funds from operations:
Net income available to common shareholders	$1,624	$3,696	$4,320	$5,928
Adjustments:
Minority interests	399	940	1,114	1,529
Real estate depreciation and amortization	25,643	22,596	20,982	16,991
Funds from operations available to common shareholders and unitholders (FFO)	$27,666	$27,232	$26,416	$24,448
Company share of FFO (2)	$22,214	$21,707	$21,000	$19,435

FFO per share - basic	$0.52	$0.51	$0.50	$0.46
FFO per share - diluted	$0.52	$0.51	$0.49	$0.46

Weighted-average shares outstanding - basic	42,828,004	42,514,303	42,334,249	42,329,921
Weighted-average shares outstanding - diluted	43,069,428	42,688,838	42,487,711	42,578,570

(1)	For the definition and discussion of FFO, see page 35.
(2)
Based on a weighted average interest in our operating partnership of 80.3%, 79.7%, 79.5% and 79.5% for the three months ended December 31, 2004, September 30, 2004, June 30, 2004 and March 31, 2004, respectively.

11

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

ADJUSTED FUNDS FROM OPERATIONS (1)
(unaudited and in thousands)

	Three Months Ended December 31, 2004	Three Months Ended September 30, 2004	Three Months Ended June 30, 2004	Three Months Ended March 31, 2004

FFO	$27,666	$27,232	$26,416	$24,448
Non-real estate depreciation	91	132	61	91
Amortization of deferred financing fees	978	1,055	990	1,014
Accretion of interest rate swap sold	(953)	(676)	(119)	(125)
Non-cash stock compensation	508	508	181	636
Loss from early extinguishment of debt	791	-	-	-
Straight line rents	(3,391)	(3,240)	(2,575)	(1,399)
Fair value lease revenue	(679)	(633)	(585)	(598)
Capital lease principal payments	(307)	(285)	(279)	(273)
Capitalized leasing payroll	(252)	(186)	(93)	(236)
Non-recoverable capital expenditures	(589)	(275)	(418)	(237)
Recoverable capital expenditures	(336)	(162)	(656)	(184)
Hotel improvements, equipment upgrades and replacements (2)	-	(5)	(16)	-
2nd generation tenant improvements and leasing commissions (3) (4)	(6,779)	(4,667)	(5,950)	(1,402)

Adjusted funds from operations (AFFO)	$16,748	$18,798	$16,957	$21,735

(1)	For the definition and computation method of AFFO, see page 35. For a quantitative reconciliation of the differences between AFFO and cash flow from operating activities, see page 13.
(2)
Excludes $3.3 million, $1.1 million, $1.9 million, and $0.7 million of expenditures for the three months ended December 31, 2004, September 30, 2004, June 30, 2004, and March 31, 2004, respectively related to the renovation of the hotel. See page 33.

(3)
Excludes 2nd generation tenant improvements and leasing commissions of $0.8 million, $0.1 million, $4.4 million, and $6.7 million, for the three months ended December 31, 2004, September 30, 2004, June 30, 2004, and March 31, 2004, respectively, related to leases executed prior to and fully reserved ($35.2 million) at our initial public offering. Principal leases comprising the $35.2 million reserve include tenants such as US Bancorp, Wealth & Tax Advisory, Latham & Watkins, Morrison & Foerster, Gibson Dunn & Crutcher and Payden & Rygel. As of December 31, 2004, $3.1 million of this reserve remains.

(4)
Excludes 1st generation tenant improvements and leasing commissions of $1.0 million, $1.3 million, $2.1 million, and $0.9 million, for the three months ended December 31, 2004, September 30, 2004, June 30, 2004, and March 31, 2004, respectively.

12

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

RECONCILIATION OF
EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION AND AMORTIZATION (1)
AND ADJUSTED FUNDS FROM OPERATIONS (2)
(unaudited and in thousands)

	Three Months Ended December 31, 2004	Three Months Ended September 30, 2004	Three Months Ended June 30, 2004	Three Months Ended March 31, 2004

Reconciliation of net income to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net Income	$6,390	$8,462	$9,086	$9,529
Add: Minority interest	399	940	1,114	1,529
Interest expense	18,633	16,180	15,312	14,110
Depreciation and amortization	25,734	22,728	21,043	17,083
EBITDA	$51,156	$48,310	$46,555	$42,251

(1)	For the definition and discussion of EBITDA, see page 36.

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):
Cash flows from operating activities	$25,923	$37,868	$20,882	$20,253
Changes in other assets and liabilities	(1,471)	(13,961)	3,115	3,305
Non-recoverable capital expenditures	(589)	(275)	(418)	(237)
Recoverable capital expenditures	(336)	(162)	(656)	(184)
Hotel improvements, equipment upgrades and replacements (3)	-	(5)	(16)	-
2nd generation tenant improvements and leasing commissions (4) (5)	(6,779)	(4,667)	(5,950)	(1,402)
AFFO	$16,748	$18,798	$16,957	$21,735

(2)	For the definition and discussion of AFFO, see page 35.
(3)
Excludes $3.3 million, $1.1 million, $1.9 million, and $0.7 million of expenditures for the three months ended December 31, 2004, September 30, 2004, June 30, 2004, and March 31, 2004, respectively related to the renovation of the hotel. See page 33.

(4)
Excludes 2nd generation tenant improvements and leasing commissions of $0.8 million, $0.1 million, $4.4 million, and $6.7 million, for the three months ended December 31, 2004, September 30, 2004, June 30, 2004, and March 31, 2004, respectively, related to leases executed prior to and fully reserved ($35.2 million) at our initial public offering. Principal leases comprising the $35.2 million reserve include tenants such as US Bancorp, Wealth & Tax Advisory, Latham & Watkins, Morrison & Foerster, Gibson Dunn & Crutcher and Payden & Rygel. As of December 31, 2004, $3.1 million of this reserve remains.

(5)	Excludes 1st generation tenant improvements and leasing commissions of $1.0 million, $1.3 million, $2.1 million, and $0.9 million, for the three months ended December 31, 2004, September 30, 2004,
June 30, 2004, and March 31, 2004, respectively.

13

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

CAPITAL STRUCTURE

Consolidated Debt
(in thousands)

Aggregate Principal December 31, 2004

Mortgage and Other Secured Loans Payable	$1,785,450
Secured Credit Facility	20,000

Total Debt	$1,805,450
Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred Stock	10,000	250,000

	Shares & Units Outstanding	Market Value (1)

Common Stock	43,258.5	$1,187,878
Operating Partnership Units	10,528.0	289,100
Total Common Equity	53,786.5	$1,476,978

Total Market Capitalization		$3,532,428

(1)	Value based on the New York Stock Exchange closing price of $27.46 on December 31, 2004.

14

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

DEBT SUMMARY

Consolidated Debt Analysis
(in thousands)

	Maturity Date		Principal Balance as of December 31, 2004		% of Debt	Interest Rate as of December 31, 2004

Floating Rate Debt
Gas Company Tower & 808 South Olive			$280,000		15.91%	3.95%
Senior Mezzanine	July 7, 2008	(1)	30,000		1.70%	8.07%
Mortgage and Junior Mezzanine	July 6, 2007	(2)	250,000		14.21%	3.46%
Park Place II	July 22, 2005		140,000	(3)	7.95%	3.93%
Credit Facility	June 27, 2006		20,000		1.14%	4.54%
Total Unhedged Floating Rate Debt			440,000		25.00%	3.97%

Fixed Rate Debt
US Bank Tower	July 1, 2013		260,000		14.77%	4.66%
Wells Fargo Tower	July 1, 2010		250,000		14.20%	4.68%
KPMG Tower	November 1, 2011		210,000		11.93%	5.14%
Park Place I	November 1, 2014		170,000		9.66%	5.64%
One California Plaza	December 1, 2010		146,250		8.31%	4.73%
Washington Mutual	December 11, 2011		106,000		6.02%	5.07%
Lantana	January 6, 2010		98,000		5.57%	4.94%
Glendale Center	November 1, 2013		80,000		4.54%	5.73%
Total Fixed Rate Debt			1,320,250		75.00%	4.99%

Total Consolidated Debt			$1,760,250	(4)	100.00%	4.74%

(1)	Maturity accelerated to 2007 if the $250 million Gas Company Tower & 808 South Olive mortgage and junior mezzanine debt is not extended to 2008.
(2)	A one-year extension available at our option.
(3)
The company entered into terms to refinance a portion of the $140 million Park Place II loan with a $100 million, 7-year loan bearing interest at 4.99%, which is expected to close by the end of first quarter 2005.

(4)	Excludes the $45.2 million note payable relating to the acquisition of the Washington Mutual Irvine Campus, which is collateralized with a letter of credit fully secured by a cash deposit.

Credit Facility
(in thousands)

	Maximum Available	Currently Available		Drawn

Secured Line of Credit	$100,000	$59,857	(5)	$20,000	(6)

(5)	The amount available has been reduced by a $9.1 million letter of credit issued to Metropolitan Life Insurance Company.
(6)	The company drew an additional $30.0 million in January 2005.

Pro Forma Floating vs Fixed Rate Debt
as of December 31, 2004 (7)

(7)	Reflects the above financing table except for the pro forma effect of the Park Place II loan refinancing described in (3) above.

Financial Ratios

Interest coverage (a)	2.75
Fixed-charge coverage (b)	2.16
Debt to total market capitalization (c)	51.1%
Debt plus preferred stock to total market capitalization (d)	58.2%
(a)
EBITDA divided by cash interest expense. Cash interest expense relates to indebtedness and capital leases less amortized deferred financing fees and amortization of the gain on sold interest rate swaps.

(b) Same as (a) except denominator includes scheduled debt principal payments, capital lease principal payments and preferred dividends.
(c)
Mortgage debt and other loans divided by mortgage debt and other loans plus preferred stock and the market value of outstanding common stock and operating partnership units, assuming the conversion of operating partnership units into shares of our common stock.

(d) Same as (c) except numerator includes preferred stock.

15

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

PRO FORMA DEBT MATURITIES

Pro Forma Debt Maturities (1)
(in thousands)

Property	2005	2006	2007	2008		2009	Thereafter	Total

US Bank Tower	$-	$-	$-	$-		$-	$260,000	$260,000
Gas Company Tower	-	-	-	280,000	(2)	-	-	280,000
Wells Fargo Tower	-	1,513	3,828	3,982		4,206	236,471	250,000
KPMG Tower	-	-	-	-		246	209,754	210,000
One California Plaza	-	-	239	2,825		2,984	140,202	146,250
Glendale Center	-	-	-	-		-	80,000	80,000
Park Place I	-	-	-	-		-	170,000	170,000
Park Place II (3)	40,000	-	-	-		-	100,000	140,000
Washington Mutual	-	-	-	-		-	106,000	106,000
Lantana	-	-	-	-		-	98,000	98,000
Credit Facility	-	20,000	-	-		-	-	20,000
Total	$40,000	$21,513	$4,067	$286,807		$7,436	$1,400,427	$1,760,250

Weighted Average Rates	3.93%	4.55%	4.68%	3.97%		4.72%	5.35%	5.08%

(1)	Excludes the $45.2 million note payable relating to the acquisition of the Washington Mutual Irvine Campus, which is collateralized with a letter of credit fully secured by a cash deposit.
(2)	Assumes extension of $250 million senior mortgage, which has a stated maturity of July 6, 2007.
(3)
The company entered into terms to refinance a portion of the $140 million Park Place II loan with a $100 million, 7-year loan bearing interest at 4.99%, which is expected to close by the end of first quarter 2005.

16

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

PORTFOLIO DATA

17

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

SAME STORE ANALYSIS
(unaudited and in thousands)

	Three Months Ended December 31, (1)			Twelve Months Ended December 31, (2)
	2004	2003	% Change	2004	2003	% Change

Total Same Store Portfolio
Number of properties	8	8		6	6
Square Feet (3)	9,215,031	9,198,737		8,472,206	8,455,912
Percent of Total Portfolio	62.0%	86.6%		57.0%	79.6%
Weighted Average Occupancy	92.3%	90.7%		91.2%	90.4%

GAAP
Breakdown of Net Operating Income:
Operating Revenues	$58,491	$59,218	(1.2)%	$221,587	$213,483	3.8%
Operating Expenses	18,568	20,429	(9.1)%	71,911	74,965	(4.1)%
Other Expenses	284	284	0.0%	608	608	0.0%
Net Operating Income	$39,639	$38,505	2.9%	$149,068	$137,910	8.1%

CASH BASIS
Breakdown of Net Operating Income:
Operating Revenues	$56,023	$58,030	(3.5)%	$214,798	$210,695	1.9%
Operating Expenses	18,568	20,429	(9.1)%	71,911	74,965	(4.1)%
Other Expenses	284	284	0.0%	608	608	0.0%
Net Operating Income	$37,171	$37,317	(0.4)%	$142,279	$135,122	5.3%

(1)	Properties included in same store quarterly analysis are KPMG Tower, Gas Company Tower & 808 S. Olive Garage, Plaza Las Fuentes, Cerritos I & II, US Bank Tower, Wells Fargo Tower, and Glendale Center.
(2)
Properties included in same store annual analysis reflect a full year of 100% ownership of KPMG Tower, Gas Company Tower & 808 S. Olive Garage, Plaza Las Fuentes, US Bank Tower, Wells Fargo Tower, and Glendale Center, even though we acquired 100% ownership of US Bank Tower and Wells Fargo Tower upon consummation of our IPO on June 27, 2003 and Glendale Center on August 29, 2003. Cerritos I and II are excluded as we had no interests in these properties before consummation of our IPO.

(3)	Property square footage increased in 2004 compared to 2003 due to BOMA '96 remeasurement.

18

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

PORTFOLIO OVERVIEW - SQUARE FOOTAGE

Rentable Square Feet of Office Properties by Location

	Property SF

Los Angeles County
Los Angeles Central Business District
US Bank Tower (4) (5)	1,379,488
Gas Company Tower & 808 South Olive (4) (5)	1,335,964
Wells Fargo Tower (4) (5)	1,381,646
KPMG Tower (4) (5)	1,133,563
One California Plaza	984,170
Total Los Angeles Central Business District	6,214,831

Santa Monica Professional and Entertainment Submarket
Lantana Media Campus	330,259
Total Santa Monica Professional and Entertainment Submarket	330,259

Tri-Cities
Pasadena - Plaza Las Fuentes (4) (5)	185,813
Glendale - Glendale Center (4) (5)	382,888
Total Tri-Cities	568,701

Cerritos
Cerritos Corporate Center - Phase I (5)	221,968
Cerritos Corporate Center - Phase II (5)	104,567
Total Cerritos	326,535

Total Los Angeles County	7,440,326

Orange County
John Wayne Airport Submarket
Washington Mutual Irvine Campus	414,595
Park Place I	1,742,833
Park Place II	146,639
Total John Wayne Airport Submarket	2,304,067

Total Orange County	2,304,067

Total Office Properties	9,744,393	(1), (3)

Rentable Square Feet of Retail Property

Orange County
John Wayne Airport Submarket
Park Place II	124,659
Total John Wayne Airport Submarket	124,659

Total Orange County	124,659

Total Retail Property	124,659

Hotel Property

	Number of Rooms	Hotel SF

Westin Hotel, Pasadena, CA	350	266,000

Parking Properties

	Vehicle Capacity		Parking SF

On-Site Parking
US Bank Tower (4) (5)	513		230,650
Gas Company Tower (4) (5)	1,161		319,581
Wells Fargo Tower (4) (5)	1,418		426,926
KPMG Tower (4) (5)	845		251,313
One California Plaza	1,313		176,500
Lantana Media Campus (6)	952		285,600
Washington Mutual Irvine Campus (6)	2,610		783,000
Park Place II (6)	5,400		1,539,000
Glendale Center (4) (5)	1,400		486,287
Cerritos Corporate Center - Phase I (5)	769		221,856
Cerritos Corporate Center - Phase II (5)	696		194,434

Off-Site Garages
808 South Olive Garage (4) (5)	928		345,933
Westlawn Garage (4) (5)	1,047		363,906
X-2 Garage (4) (5)	774		248,248

Total Parking	19,826	(2)	5,873,234

Total Portfolio			16,008,286

(1)
Increased from 8,997,620 square feet at September 30, 2004 due to acquisition of Washington Mutual Irvine Campus and Lantana Media Campus on November 22 and December 16, 2004, respectively. The remaining difference of 1,919 square feet is attributable to remeasurement of new and renewed leases.

(2)	Actual vehicles under monthly contract are 21,773 due to oversell factor.
(3)	Total square footage includes 212,334 square feet of retail space located within the office properties.
(4)	Same store property for the twelve months ended December 31, 2004 and 2003.
(5)	Same store property for the three months ended December 31, 2004 and 2003.
(6)
Exact square footage of parking area is unavailable. An estimate of 300 square feet per space was used for the Lantana Media Campus and Washington Mutual Irvine Campus. An estimate of 285 square feet was used for Park Place II.

19

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

PORTFOLIO LISTING - OCCUPANCY AND IN-PLACE RENTS

Property	Submarket	Square Feet	% Leased	Annualized Rent (1)	Annualized Rent $/RSF (2)

Office Properties
US Bank Tower	Los Angeles Central Business District	1,379,488	89.1%	$34,778,921	$28.29
Gas Company Tower	Los Angeles Central Business District	1,335,964	98.5%	32,160,543	24.43
Wells Fargo Tower	Los Angeles Central Business District	1,381,646	85.1%	21,924,105	18.65
KPMG Tower	Los Angeles Central Business District	1,133,563	91.8%	20,118,428	19.34
One California Plaza	Los Angeles Central Business District	984,170	92.4%	13,919,344	15.30
Sub-Total LACBD		6,214,831	91.3%	122,901,341	21.67

Plaza Las Fuentes	Tri-Cities	185,813	99.7%	3,454,230	18.65
Glendale Center	Tri-Cities	382,888	100.0%	7,416,764	19.37
Sub-Total Tri-Cities		568,701	99.9%	10,870,994	19.14

Cerritos - Phase I	Cerritos Office	221,968	100.0%	5,367,540	24.18
Cerritos - Phase II	Cerritos Office	104,567	100.0%	2,141,371	20.48
Sub-Total Cerritos		326,535	100.0%	7,508,911	23.00

Lantana Media Campus	Santa Monica Professional & Entertainment	330,259	88.8%	8,962,412	30.55

Sub-Total Los Angeles County		7,440,326	92.2%	150,243,658	21.90

Park Place I	John Wayne Airport	1,742,833	90.2%	20,169,115	12.84
Park Place II	John Wayne Airport	146,639	36.1%	1,214,142	22.93
Washington Mutual Irvine Campus	John Wayne Airport	414,595	100.0%	8,383,860	20.22

Sub-Total Orange County		2,304,067	88.5%	29,767,117	14.60

Total/Weighted Average - Office Properties		9,744,393	91.3%	$180,010,775	$20.23

Retail Property
Park Place II (3)	John Wayne Airport	124,659	93.7%	3,141,065	26.89

Total/Weighted Average - Retail Property		124,659	93.7%	$3,141,065	$26.89

Total/Weighted Average - Office & Retail Properties		9,869,052	91.3%	$183,151,840	$20.32

	Weighted Average Remaining Lease Term (in years)	% Leased Q4 2004	% Leased Q3 2004	% Leased Q2 2004	% Leased Q1 2004	% Leased Q4 2003

US Bank Tower	4.6	89.1%	89.2%	90.0%	90.4%	90.4%
Gas Company Tower	5.6	98.5%	98.5%	98.5%	98.2%	96.4%
Wells Fargo Tower	7.3	85.1%	83.5%	82.9%	82.8%	83.6%
KPMG Tower	7.0	91.8%	92.5%	92.0%	86.8%	87.0%
One California Plaza	5.2	92.4%	91.9%	91.8%	92.1%	91.0%
Plaza Las Fuentes	7.5	99.7%	96.5%	96.5%	89.7%	91.3%
Glendale Center	6.0	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase I	6.4	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	9.8	100.0%	100.0%	100.0%	100.0%	100.0%
Park Place I	5.1	90.2%	95.8%	96.3%	96.8%	96.8%
Park Place II	7.0	62.6%	62.9%	-	-	-
Washington Mutual Irvine Campus	7.0	100.0%	-	-	-	-
Lantana Media Campus	5.1	88.8%	-	-	-	-

Total Portfolio	6.0	91.3%	91.9%	92.8%	92.1%	91.9%

(1)
Annualized rent represents the annualized monthly contractual rent under existing leases as of December 31, 2004. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(3)	The retail property square footage of Park Place II excludes 'The Greens,' a 20,000 rentable square foot golf course.

20

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

MAJOR TENANTS - OFFICE PROPERTIES

	Tenant	Number of Locations	Annualized Rent (1)	% of Total Annualized Rent	Total Leased Square Feet	% of Aggregate Leased Square Feet of Existing Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / National Recognition (3)

	Rated
1	Southern California Gas Company	1	$16,807,927	9.2%	576,516	6.4%	82	A
2	Wells Fargo Bank	2	10,637,252	5.8%	432,424	4.8%	62	AA
3	Sempra (Pacific Enterprises)	1	8,504,539	4.6%	225,756	2.5%	66	A
4	Washington Mutual , FA	1	8,383,860	4.6%	414,595	4.6%	84	A
5	AT&T Wireless	2	7,508,911	4.1%	326,535	3.6%	104	A
6	ConAgra, Inc.	1	4,989,050	2.7%	393,317	4.4%	68	BBB+
7	Los Angeles Unified School District	1	4,978,817	2.7%	260,498	2.9%	17	AA-
8	Bank of America	2	3,485,479	1.9%	198,861	2.2%	65	AA-
9	Disney Enterprises	1	3,085,885	1.7%	156,215	1.7%	78	BBB+
10	US Bank	1	2,513,129	1.4%	121,645	1.4%	126	AA-

	Total Rated / Weighted Average (2)		70,894,849	38.7%	3,106,362	34.5%	74

	Total Investment Grade Tenants		87,937,786	48.0%	4,276,979	47.4%

	Unrated - Nationally Recognized
11	Latham & Watkins	2	9,723,371	5.3%	361,524	4.0%	72	4th Largest US Law Firm
12	Gibson Dunn & Crutcher	1	6,103,475	3.3%	268,268	3.0%	155	14th Largest US Law Firm
13	Jones, Day, Reavis & Pogue	1	4,982,380	2.7%	152,166	1.7%	22	3rd Largest US Law Firm
14	Morrison & Foerster	1	4,365,725	2.4%	192,775	2.1%	82	22nd Largest US Law Firm
15	Munger Tolles & Olson	1	3,835,466	2.1%	160,682	1.8%	206	Prominent Regional Law Firm
16	Bingham McCutchen	2	3,621,599	2.0%	182,393	2.0%	62	26th Largest US Law Firm
17	KPMG	1	2,943,362	1.6%	175,525	1.9%	114	4th Largest US Accounting Firm
18	White & Case	1	2,844,120	1.6%	94,804	1.1%	83	7th Largest US Law Firm
19	JR Motion Picture Holding Company	1	2,505,635	1.4%	62,087	0.7%	34	Nationally Recognized Production Studio
20	Sidley Austin Brown & Wood	1	2,199,680	1.2%	147,237	1.6%	48	5th Largest US Law Firm

	Total Unrated / Weighted Average (2)		43,124,813	23.6%	1,797,461	19.9%	94

	Total Nationally Recognized Tenants		59,389,291	32.4%	2,891,047	32.1%

	Total / Weighted Average (2)		$114,019,662	62.3%	4,903,823	54.4%	84

	Total Investment Grade or Nationally Recognized Tenants		$147,327,077	80.4%	7,168,026	79.5%

(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of December 31, 2004, multiplied by 12; for those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	The weighted average calculation is based on the net rentable square feet leased by each tenant.
(3)	S&P credit ratings are as of December 31, 2004, and rankings of law firms are based on total gross revenue in 2003 as reported by American Lawyer Media's LAW.com.

21

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

PORTFOLIO TENANT CLASSIFICATION DESCRIPTION (1) (2)

Educational Services 3%
Accommodation and Food Services 2%
Real Estate and Rental and Leasing 3%
Professional, Scientific & Technical Services (except Legal Services) 6%
Legal Services 25%
All Other Services 11%
Information 11%
Utilities 9%
Finance and Insurance 30%
Legal Services
Finance and Insurance
Utilities
Information
All Other Services
Professional, Scientific & Technical Services (except Legal Services)
Educational Services
Accommodation and Food Services
Real Estate and Rental and Leasing

(1) Percentages are based upon leased square feet.

(2) Classifications are based on the 'North American Industrial Classification System' (NAICS).

22

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

LEASE EXPIRATIONS - Total Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Gross Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	854,161	8.7%
2005	630,771	6.4%	14,411,806	7.9%	$22.85	$23.22
2006	932,844	9.5%	19,380,350	10.6%	20.78	21.74
2007	600,707	6.1%	12,265,482	6.7%	20.42	21.97
2008	605,992	6.1%	9,658,942	5.3%	15.94	17.04
2009	812,094	8.2%	17,335,051	9.4%	21.35	22.68
2010	1,031,502	10.5%	20,293,410	11.1%	19.67	22.19
2011	1,551,430	15.7%	32,696,249	17.8%	21.07	26.93
2012	464,069	4.7%	7,909,413	4.3%	17.04	21.18
2013	841,879	8.5%	15,708,936	8.6%	18.66	21.81
2014	675,085	6.8%	13,151,591	7.2%	19.48	26.03
Thereafter	868,518	8.8%	20,340,610	11.1%	23.42	25.16
Total	9,869,052	100.0%	$183,151,840	100.0%	$20.32	$23.21

Leases Expiring in the Next 4 Quarters:

1st Quarter 2005	193,323	2.0%	$6,725,052	3.7%	$34.79	$34.80
2nd Quarter 2005 (3)	196,205	2.0%	$3,180,854	1.7%	$16.21	$16.48
3rd Quarter 2005	99,284	1.0%	$2,317,932	1.3%	$23.35	$25.13
4th Quarter 2005	141,959	1.4%	$2,187,968	1.2%	$15.41	$15.41

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

23

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

LEASE EXPIRATIONS - Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Gross Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	581,197	7.8%
2005	596,999	8.0%	13,702,960	9.2%	$22.95	$23.34
2006	838,476	11.3%	17,684,516	11.8%	21.09	22.10
2007	439,373	5.9%	9,399,905	6.2%	21.39	23.12
2008	381,659	5.1%	6,323,163	4.2%	16.57	17.25
2009	471,946	6.3%	11,981,829	8.0%	25.39	25.88
2010	467,989	6.3%	13,213,318	8.8%	28.23	30.87
2011	1,194,251	16.1%	27,578,781	18.3%	23.09	28.99
2012	274,703	3.7%	4,961,017	3.3%	18.06	22.65
2013	841,879	11.3%	15,708,936	10.4%	18.66	21.81
2014	532,393	7.2%	10,314,552	6.9%	21.81	26.11
Thereafter	819,461	11.0%	19,374,681	12.9%	23.69	25.02
Total	7,440,326	100.0%	$150,243,658	100.0%	$21.90	$24.73

Leases Expiring in the Next 4 Quarters:

1st Quarter 2005	179,853	2.4%	$6,427,871	4.3%	$35.74	$35.74
2nd Quarter 2005 (3)	185,441	2.5%	$2,936,985	2.0%	$15.84	$16.12
3rd Quarter 2005	89,746	1.2%	$2,150,136	1.4%	$23.96	$25.13
4th Quarter 2005	141,959	1.9%	$2,187,968	1.5%	$15.41	$15.41

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

24

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

LEASE EXPIRATIONS - Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Gross Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	272,964	11.2%
2005	33,772	1.4%	708,846	2.2%	$20.99	$21.08
2006	94,368	3.9%	1,695,834	5.2%	17.97	18.47
2007	161,334	6.7%	2,865,577	8.7%	17.76	18.86
2008	224,333	9.2%	3,335,779	10.1%	14.87	16.70
2009	340,148	14.0%	5,353,222	16.3%	15.74	18.24
2010	563,513	23.2%	7,080,092	21.5%	12.56	14.97
2011	357,179	14.7%	5,117,468	15.5%	14.33	20.05
2012	189,366	7.8%	2,948,396	9.0%	15.57	19.06
2013	-	0.0%	-	0.0%	-	-
2014	142,692	5.9%	2,837,039	8.6%	19.88	25.74
Thereafter	49,057	2.0%	965,929	2.9%	19.69	27.53
Total	2,428,726	100.0%	$32,908,182	100.0%	$15.27	$18.40

Leases Expiring in the Next 4 Quarters:

1st Quarter 2005	13,470	0.6%	$297,181	0.9%	$22.06	$22.29
2nd Quarter 2005 (3)	10,764	0.4%	$243,869	0.8%	$22.66	$22.66
3rd Quarter 2005	9,538	0.4%	$167,796	0.5%	$17.59	$17.59
4th Quarter 2005	-	0.0%	$-	0.0%	$-	$-

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

25

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

LEASING ACTIVITY

	For the Three Months Ended December 31, 2004	% Leased

Leased Square Feet as of September 30, 2004	8,380,360	91.9%
Recent Acquisition: Lantana Media Campus	293,355
Recent Acquisition: Washington Mutual Irvine Campus	414,595
Leased Square Feet including Lantana Media Campus & Washington Mutual	9,088,310	92.0%
Expirations	(208,826)	(2.1)%
New Leases	50,736	0.5%
Renewals	84,671	0.9%
Leased Square Feet as of December 31, 2004	9,014,891	91.3%

Cash Rent Growth (1)
Expiring Rate per Square Foot		$29.95
New / Renewed Rate per Square Foot		$27.71
Percentage Change		(7.5)%

GAAP Rent Growth (2)
Expiring Rate per Square Foot		$29.58
New / Renewed Rate per Square Foot		$29.03
Percentage Change		(1.9)%

Weighted Average Lease Term - New (in months)		91
Weighted Average Lease Term - Renewal (in months)		36

(1)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

26

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

LEASING ACTIVITY - Los Angeles Central Business District

	For the Three Months Ended December 31, 2004	% Leased

Leased Square Feet as of September 30, 2004, Los Angeles Central Business District	5,651,602	91.0%
Expirations	(92,559)	(1.5)%
New Leases	29,494	0.5%
Renewals	82,651	1.3%
Leased Square Feet as of December 31, 2004, Los Angeles Central Business District	5,671,188	91.3%

Cash Rent Growth (1)
Expiring Rate per Square Foot		$30.75
New / Renewed Rate per Square Foot		$28.53
Percentage Change		(7.2)%

GAAP Rent Growth (2)
Expiring Rate per Square Foot		$30.54
New / Renewed Rate per Square Foot		$29.83
Percentage Change		(2.3)%

Weighted Average Lease Term - New (in months)		66
Weighted Average Lease Term - Renewal (in months)		36

(1)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

27

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

LEASING ACTIVITY - Tri-Cities, Santa Monica and Cerritos

	For the Three Months Ended December 31, 2004	% Leased

Leased Square Feet as of September 30, 2004, Tri-Cities and Cerritos	888,339	99.3%
Recent Acquisition: Lantana Media Campus	293,355
Leased Square Feet including Lantana Media Campus	1,181,694	96.4%
Expirations	(7,681)	(0.6)%
New Leases	11,908	1.0%
Renewals	2,020	0.1%
Leased Square Feet as of December 31, 2004, Tri-Cities, Santa Monica and Cerritos	1,187,941	96.9%

Cash Rent Growth (1)
Expiring Rate per Square Foot		$21.55
New / Renewed Rate per Square Foot		$18.13
Percentage Change		(15.9)%

GAAP Rent Growth (2)
Expiring Rate per Square Foot		$19.26
New / Renewed Rate per Square Foot		$20.11
Percentage Change		4.4%

Weighted Average Lease Term - New (in months)		177
Weighted Average Lease Term - Renewal (in months)		36

(1)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

28

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

LEASING ACTIVITY - Orange County

	For the Three Months Ended December 31, 2004	% Leased

Leased Square Feet as of September 30, 2004, Orange County	1,840,419	91.4%
Recent Acquisition: Washington Mutual Irvine Campus	414,595
Leased Square Feet including Washington Mutual Irvine Campus	2,255,014	92.8%
Expirations	(108,586)	(4.4)%
New Leases	9,334	0.4%
Renewals	-	0.0%
Leased Square Feet as of December 31, 2004, Orange County	2,155,762	88.8%

Cash Rent Growth (1)
Expiring Rate per Square Foot		$29.82
New / Renewed Rate per Square Foot		$31.32
Percentage Change		5.0%

GAAP Rent Growth (2)
Expiring Rate per Square Foot		$30.63
New / Renewed Rate per Square Foot		$31.32
Percentage Change		2.3%

Weighted Average Lease Term - New (in months)		60
Weighted Average Lease Term - Renewal (in months)		-

(1)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
Excludes new and renewed leases for spaces with more than six months of downtime.
(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

29

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

TENANT CONCESSIONS and LEASING COMMISSIONS (1) (5) (6)

	Q4 2004	2004	2003	2002	2001

Renewals (2)
Number of Leases	9	29	21	26	19
Square Feet	82,651	296,203	249,015	454,302	456,516
Tenant Concession Costs per Square Foot	$12.46	$15.49	$14.80	$1.67	$1.11
Leasing Commission Costs per Square Foot (3)	$3.93	$5.98	$3.29	$5.40	$2.11
Total Tenant Concession and Leasing Commission
Costs per Square Foot	$16.39	$21.47	$18.09	$7.07	$3.22
Costs per Square Foot per Year	$5.43	$4.31	$2.90	$1.53	$1.44

New / Modified Leases (4)
Number of Leases	15	48	48	27	42
Square Feet	50,736	453,301	1,185,349	225,464	654,179
Tenant Concession Costs per Square Foot	$25.38	$36.28	$40.24	$24.71	$17.27
Leasing Commission Costs per Square Foot (3)	$6.14	$9.28	$5.56	$6.48	$7.96
Total Tenant Concession and Leasing Commission
Costs per Square Foot	$31.52	$45.56	$45.80	$31.19	$25.23
Costs per Square Foot per Year	$4.16	$4.26	$7.26	$4.51	$3.15

Total
Number of Leases	24	77	69	53	61
Square Feet	133,387	749,504	1,434,364	679,766	1,110,695
Tenant Concession Costs per Square Foot	$17.38	$28.06	$35.82	$9.32	$10.63
Leasing Commission Costs per Square Foot (3)	$4.77	$7.97	$5.16	$5.76	$5.56
Total Tenant Concession and Leasing Commission
Costs per Square Foot	$22.15	$36.03	$40.98	$15.08	$16.19
Costs per Square Foot per Year	$4.66	$4.20	$6.51	$2.80	$2.87

(1)
Based on leases executed during the period. Excludes leases of related parties and excludes build out costs for raw space. All periods presented include historical tenant concessions for One California Plaza and Park Place, which we acquired on November 6, 2003 and April 14, 2004, respectively.

(2)	Does not include retained tenants that have relocated to new space or expanded into new space.
(3)	Leasing commission costs exclude any commission paid to related parties.
(4)	Includes retained tenants that have relocated or expanded into new space and lease modifications.
(5)	Tenant Concession and Leasing Commission information for Park Place II is unavailable for the periods prior to acquisition on July 23, 2004.
(6)
Tenant Concession and Leasing information for Lantana Media Campus is not available in 'new' and 'renewal' totals for periods prior to acquisition on December 16, 2004. However, annual leasing commission totals were $2,378,904, $58,002 and $71,497 for the years 2003, 2002 and 2001, respectively. Annual tenant concession totals were $2,198,242, $66,629 and $41,236 for the years 2003, 2002 and 2001, respectively. No amounts are available for 2004.

30

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

HISTORICAL CAPITAL EXPENDITURES

Office Properties (1)

	Q4 2004	Q3 2004	Q2 2004	Q1 2004	2003	2002	2001

Non-recoverable Capital Expenditures (2) (3)	$38,428	$274,887	$417,507	$586,346	$896,688	$975,649	$2,590,102
Total Square Feet (2) (4) (3)	8,795,663	8,524,446	8,515,321	8,504,775	8,501,855	8,470,554	8,427,639
Non-recoverable Capital Expenditures per Square Foot	$0.00	$0.03	$0.05	$0.07	$0.11	$0.12	$0.31

Recoverable Capital Expenditures (2) (3) (5)	$335,878	$162,037	$656,098	$183,851	$1,346,274	$6,677,588	$2,620,791
Total Square Feet (2) (4) (3)	8,795,663	8,524,446	8,515,321	8,504,775	8,501,855	8,470,554	8,427,639
Recoverable Capital Expenditures per Square Foot	$0.04	$0.02	$0.08	$0.02	$0.16	$0.79	$0.31

(1)	All periods presented include historical capital expenditures for One California Plaza and Park Place, which we acquired on November 6, 2003 and April 14, 2004, respectively.
(2)
Historical capital expenditure information for Park Place II is unavailable for the periods prior to acquisition on July 23, 2004. Beginning Q4 2004, total square feet and non-recoverable and recoverable expenditures include information for Park Place II.

(3)
Historical capital expenditure information for Lantana Media Campus is not available in 'recoverable' and 'non-recoverable' totals for periods prior to acquisition on December 16, 2004. However, annual totals were $23,760,683, $191,697 and $281,882 for the years 2003, 2002 and 2001, respectively. No amounts are available for 2004. Therefore, the total square feet amounts exclude Lantana square footage.

(4)	The square footage of Cerritos and Washington Mutual is deducted from the total square feet amount as the tenant pays for all capital expenditure activities.
(5)
Recoverable capital improvements, such as equipment upgrades, are generally financed through a capital lease. The annual amortization, based on each asset's useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

31

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

OFFICE MARKET OVERVIEW

		Q4 2004			Q3 2004			Q2 2004			Q1 2004
Submarket	Lease Type (1)	Annual Rent PSF (2)	Direct Vacancy Rate	Overall Vacancy Rate (3)	Annual Rent PSF (2)	Direct Vacancy Rate	Overall Vacancy Rate (3)	Annual Rent PSF (2)	Direct Vacancy Rate	Overall Vacancy Rate (3)	Annual Rent PSF (2)	Direct Vacancy Rate	Overall Vacancy Rate (3)

Los Angeles County
Bunker Hill	NNN	21.34	7.0%	9.6%	19.80	8.0%	11.1%	19.97	8.7%	12.7%	19.22	8.2%	11.7%
Santa Monica	FSG	38.04	8.5%	10.1%	35.16	12.5%	14.2%	35.40	14.0%	16.4%	35.76	14.3%	16.5%
Tri-Cities (4)	FSG	27.96	10.3%	11.6%	28.14	10.9%	12.1%	27.44	12.2%	13.6%	26.94	13.9%	15.4%
Cerritos	FSG	22.20	11.8%	11.8%	22.08	11.1%	11.4%	23.52	11.0%	11.3%	23.40	13.0%	13.0%

Orange County
Orange County (5)	FSG	23.64	11.4%	12.9%	23.52	11.9%	13.5%	23.28	13.8%	15.5%	23.40	14.0%	15.6%
John Wayne Airport	FSG	26.16	11.2%	13.0%	26.04	11.7%	13.7%	25.44	14.0%	15.9%	25.68	14.1	16.1%

		2003			2002			2001
Submarket	Lease Type (1)	Annual Rent PSF (2)	Direct Vacancy Rate	Overall Vacancy Rate (3)	Annual Rent PSF (2)	Direct Vacancy Rate	Overall Vacancy Rate (3)	Annual Rent PSF (2)	Direct Vacancy Rate	Overall Vacancy Rate (3)

Los Angeles County
Bunker Hill	NNN	19.60	7.1%	10.5%	20.40	8.0%	13.8%	21.70	4.8%	8.2%
Santa Monica	FSG	35.52	15.9%	19.2%	35.88	16.1%	19.9%	39.12	11.9%	20.0%
Tri-Cities (4)	FSG	27.05	12.9%	14.7%	27.86	12.1%	18.7%	26.83	10.8%	16.3%
Cerritos	FSG	24.36	11.0%	11.4%	24.84	15.4%	16.0%	20.88	4.7%	10.9%

Orange County
Orange County (5)	FSG	23.16	14.3%	15.8%	24.36	15.8%	17.5%	26.77	14.8%	17.4%
John Wayne Airport	FSG	25.44	14.4%	16.4%	27.60	16.5%	19.2%	31.07	13.3%	16.5%

Source: Cushman & Wakefield

(1)	NNN = Triple Net Lease; FSG = Full Service Gross Lease
(2)	This data represents the weighted average asking rent per square foot for available space.
(3)	This data represents the overall vacancy rate which includes sublease vacancy.
(4)	Tri-Cities excludes North Hollywood and Pasadena East.
(5)	This data represents the entire Orange County market.

32

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

HOTEL PERFORMANCE

Westin Hotel, Pasadena, CA (1)	Q4 2004 (2)	Q4 2003	Percent Change	YTD December 31, 2004 (2)	YTD December 31, 2003	Percent Change

Occupancy	78.3%	75.7%	3.4%	74.0%	75.8%	(2.4)%
Average Daily Rate	$147.95	$131.42	12.6%	$142.00	$123.59	14.9%
Revenue Per Available Room (REVPAR)	$115.82	$99.52	16.4%	$105.03	$93.63	12.2%
Hotel Net Operating Income (3)	$1,895,412	$1,649,000	14.9%	$5,657,958	$4,740,000	19.4%

HOTEL HISTORICAL CAPITAL EXPENDITURES

Westin Hotel, Pasadena, CA (1)	Q4 2004	Q3 2004	Q2 2004	Q1 2004	2003	2002

Hotel Improvements and Equipment Replacements	$-	$4,600	$15,836	$-	$440,341	$760,044
Total Hotel Revenue	$5,878,580	$4,155,681	$5,285,257	$5,199,447	$18,449,302	$20,005,000
Hotel Improvements as a Percentage of Hotel Revenue	0.0%	0.1%	0.3%	0.0%	2.4%	3.8%
Renovation and Upgrade Costs (4)	$3,308,367	$1,059,393	$1,942,330	$727,732	$953,257	$-

(1)	The Westin Hotel operated under a Doubletree flag until it was rebranded on December 20, 2002.
(2)	The Westin Hotel was undergoing guestroom renovations from June 23, 2004 through October 4, 2004, which caused a portion of the guestrooms to be unavailable during that period.
(3)	Includes air space lease expense of $89,739 per quarter and excludes hotel capital expenditures reserve.
(4)	The Westin Hotel is undergoing certain renovations through August 2005. The re-branding, upgrading and renovation costs are estimated at $13.0 million, of which $3.5 million has been funded by Westin.

33

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

OPTION AND UNDEVELOPED PROPERTIES

			As of December 31, 2004
Property	Location	Percentage Leased	Acreage	Developed / Developable Square Feet	Status

Option Properties (1) -
1733 Ocean Avenue	Santa Monica, CA	40%	N/A	91,398	Complete
Western Asset Plaza	Pasadena, CA	98%	N/A	256,987	Complete
Water's Edge I (2)	Los Angeles, CA	100%	N/A	245,530	Complete
Water's Edge II (2)	Los Angeles, CA	N/A	2.0	130,000	Undeveloped
		Total Option Properties		723,915

Undeveloped Owned Properties -
Lantana Media Campus	Santa Monica, CA	N/A	N/A	194,000	Undeveloped
Washington Mutual Campus	Irvine, CA	N/A	3.6	145,000	Undeveloped
Park Place II	Irvine, CA	N/A	N/A	2,000,000	Undeveloped
Glendale Center - Phase II	Glendale, CA	N/A	2.0	300,000	Undeveloped
		Total Undeveloped Properties		2,639,000

		Total		3,362,915

(1)	We hold options at various terms for these properties.
(2)	We hold an option on a one-eighth partnership interest in these two properties.

34

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

MANAGEMENT STATEMENTS ON NON-GAAP SUPPLEMENTAL MEASURES

Funds from Operations:

We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll and interest expense, (iii) recurring capital expenditures required to maintain and re-tenant our properties and (iv) regular principal payments required to service our debt. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other equity REITs may not calculate AFFO in a consistent manner, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.

35

Table of Contents Maguire Properties, Inc. Fourth Quarter 2004

MANAGEMENT STATEMENTS ON NON-GAAP SUPPLEMENTAL MEASURES - continued

EBITDA:

We believe that earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should be considered only as supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA is not a measure of our financial performance and should not be considered as an alternative to net income as an indicator of our operating performance. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not comparable to such other REITs’ EBITDA.

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.

36